UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 29, 2008

GSE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244

(Address of principal executive office and zip code)

(410) 277-3740

Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2008, Scott Greenberg resigned from the Board of Directors of GSE Systems, Inc. (the “Company”) to pursue personal interests.   During Mr. Greenberg’s tenure with the Company, the Company and Mr. Greenberg had no disagreements relating to the Company’s operations, policies or practices.

On May 29, 2008, the Board of Directors of the Company elected Jane Bryant Quinn as a Director, replacing Mr. Greenberg.  Ms. Quinn is an “independent” director as defined under Section 803 of The American Stock Exchange Company Guide.  Ms. Quinn is one of the nation’s leading experts on personal finance.  She currently writes a monthly column for Newsweek magazine and a biweekly column for Bloomberg.com and has authored several books on personal finance.

Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.

She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: June 2, 2008	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and CFO